EXHIBIT 3.1



                              ARTICLES OF AMENDMENT             [FILING STAMP]
                                                                    FILED
                                       TO                    00 MAY -5 PM: 3:31

                            ARTICLES OF INCORPORATION        SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA
                                       OF

                             SHOPPING SHERLOCK, INC.


     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, Shopping Sherlock, Inc., a Florida corporation (the "Corporation"), hereby adopts the following amendment to its Articles of Incorporation as follows:

     1. Article I of the Articles of Incorporation is hereby amended as follows:

                                    ARTICLE I

                                Name and Address

          The name of the Corporation is "ASPi Europe, Inc." and its principal place of business is Two Union Square, Suite 4200, 601 Union Street, Seattle, Washington 98101.

     The  amendment  was  adopted  at  the  Corporation's   special  meeting  of
shareholders on May 2, 2000 by a number of votes sufficient for approval of the amendment.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 2nd of May, 2000.



                                         /s/ Patrick McGrath, Secretary
                                         ---------------------------------------
                                         Patrick McGrath, Secretary